SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549







                                  FORM 8-KA



                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  May 13, 1994



                           CLARK EQUIPMENT COMPANY
            (Exact name of registrant as specified in its charter)



    Delaware                     1-5646            38-0425350
(State or other juris-        (Commission        (IRS Employer
diction of incorporation)     File Number)    Identification Number)



100 North Michigan Street
P. O. Box 7008
South Bend, Indiana
(Address of principal                                  46634
executive offices)                                  (Zip Code)



Registrant's telephone number                     (219) 239-0100
including area code











                                                     Total Number of Pages: 24
                                                     Exhibit Index at Page: 23


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On May 13, 1994, Registrant acquired all of the outstanding capital stock of Blaw-Knox Construction Equipment Corporation ("Blaw-Knox"). On May 27, 1994, Registrant filed a Current Report on Form 8-K which described this acquisition. At the time of filing this Form 8-K, it was impracticable to file the financial statements and pro forma financial information required by Item 7. Registrant is now filing this Form 8-KA in order to file these financial statements and pro forma financial information.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements and pro forma financial information are hereby filed as a part of this report:

(1) Attached on pages 3 to 18 are combined audited financial statements of Blaw-Knox for the year ended December 31, 1993 and unaudited combined financial statements for the first quarters ended March 31, 1994 and 1993.

(2) Attached on page 19 is a pro forma balance sheet which combines the balance sheet of Blaw-Knox with the consolidated balance sheet of Registrant at March 31, 1994. In this presentation, the consolidated balance sheet of Registrant reflects the sale by the Registrant of 9,174,194 shares of stock of Clark Automotive Products Corporation which was completed on May 13, 1994. Pro forma financial information reflecting the impacts of this sale was included in a Form 8-K filed by Registrant on May 27, 1994.

(3)  A description of pro forma adjustments is included on page 20.
     Certain additional adjustments may be made in the final purchase price allocation of Blaw-Knox, however, these are not expected to be material in relation to the pro forma information presented herein. Additionally, goodwill will be different than the amount reflected since net assets as of the acquisition date are different than at March 31, 1994.

(4) Pro forma income statements combining the results of Registrant and Blaw-Knox for the year ended December 31, 1993 and the quarter ended March 31, 1994, along with a description of pro forma adjustments, are included on pages 21 and 22, respectively. The income statements of Registrant included in this pro forma presentation reflect the operations of Clark Automotive Products Corporation as a discontinued operation. Since the business of Blaw-Knox is seasonal, the results for the quarter ended March 31, 1994 are not necessarily indicative of the results for the full year 1994.

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CLARK EQUIPMENT COMPANY


                                         /s/ John J. Moran, Jr.
                                        John J. Moran, Jr.
                                        Assistant Secretary


Date:  July 27, 1994
                                     -2-
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                           Blaw-Knox Construction
                               Equipment Group
           (A business unit of White Consolidated Industries, Inc.)
                       Combined Financial Statements
                              December 31, 1993




































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                       Report of Independent Accountants



Stockholders and Board of Directors
Clark Equipment Company
South Bend, Indiana



In our opinion, the accompanying combined balance sheet and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Blaw-Knox Construction Equipment Group (see Note 1) as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in the Notes to the Combined Financial Statements, effective January 1, 1993, the Company changed its method of accounting for postretirement health care and life insurance benefits by adopting FAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions."



/s/ Price Waterhouse

Price Waterhouse
South Bend, Indiana
July 12, 1994






                                    - 4 -
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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
COMBINED BALANCE SHEET
                                                    Amounts in thousands
                                                  December 31, March 31,
                                                     1993       1994
                                                             (unaudited)
ASSETS:
Current assets:
    Cash                                          $   242      $    33
    Accounts receivable, less allowances of
     $309 and $248, respectively                   20,876       29,556
    Inventories (Note 2)                           21,706       22,933
    Deferred tax assets (Notes 2 and 5)             1,208        1,176
    Other current assets                              496          708


       Total current assets                        44,528       54,406

Deferred tax assets (Notes 2 and 5)                 1,701        2,007
Property, plant and equipment, net (Note 2)        11,315       11,082
Other non-current assets                              437        1,061
Goodwill (Note 2)                                 106,779      105,951


       Total assets                             $ 164,760    $ 174,507


LIABILITIES AND PARENT COMPANY INVESTMENT:
Current liabilities:
    Notes payable (Note 6)                        $ 9,674     $ 10,110
    Accounts payable and accrued liabilities
     (Notes 2 and 3)                                8,799        9,730
    Accrued pension obligation (Note 7)               312          390
    Accrued postretirement benefits (Notes 2 and 8)    90           90


       Total current liabilities                   18,875       20,320

Accrued pension obligation (Note 7)                 2,323        3,454
Accrued postretirement benefits (Notes 2 and 8)     4,038        4,126
Commitments and contingencies (Note 12)


       Total liabilities                           25,236       27,900

Cumulative translation adjustment                   2,126          (83)
Parent company investment (Note 11)               137,398      146,690


       Total liabilities and parent
        company investment                      $ 164,760    $ 174,507


                   See Notes to Combined Financial Statements




                                    - 5 -
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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
COMBINED STATEMENT OF OPERATIONS




                                      Amounts in thousands
                                  Year ended   Three months ended
                                  December 31,      March 31,
                                     1993        1993        1994
                                                    (unaudited)



NET SALES                          $ 87,994    $ 23,003    $ 26,273

OPERATING COSTS AND EXPENSES:
   Cost of goods sold                61,220      16,545      17,136
   Selling, general and
       administrative expenses       11,879       3,224       3,156
   Goodwill amortization              3,311         828         828


Operating income                     11,584        2,406      5,153



Other expense (income), net             108         (15)         18
Interest expense                        727         226         157


Pre-tax income from operations       10,749        2,195      4,978
Provision for income taxes            5,445        1,171      2,249

Income from operations before effect
 of changes in accounting principle   5,304        1,024      2,729

Effect of accounting changes:
    Postretirement benefits          (2,792)      (2,792)


Net income (loss)                   $ 2,512     $ (1,768)   $ 2,729













                   See Notes to Combined Financial Statements
















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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
COMBINED STATEMENT OF CASH FLOWS

                                              Amounts in thousands
                                       Year ended   Three months ended
                                        December 31,     March 31,
                                          1993       1993       1994
                                                       (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                         $ 2,512   $(1,768)  $ 2,729
Adjustments to reconcile net income (loss)
to net cash provided (used) by operating
activities:
  Effect of accounting change              2,792      2,792
  Depreciation                             2,098        488       512
  Goodwill amortization                    3,311        828       828
  (Increase) in receivables and
    other current assets                  (5,786)    (8,757)   (8,885)
  Decrease (increase) in inventory          (138)     1,173    (1,217)
  Increase in payables and accruals        1,784      1,678     1,009
  (Increase) in deferred
    income tax assets                       (924)      (399)     (274)
  Decrease (increase) in other
    non-current assets                        32                 (624)
  Increase in other long-term
    liabilities                              518        134     1,218

Net cash provided (used) in
    operating activities                   6,199     (3,831)   (4,704)


CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties                   (1,465)      (140)     (374)
Sales of properties                          571        194       103

Net cash (used) provided by
    investing activities                    (894)        54      (271)


CASH FLOWS FROM FINANCING ACTIVITIES:
(Decrease) increase in notes payable        (826)     (1,134)     417
(Increase) decrease in advances to
     parent company                       (4,278)      4,905    4,358
Net cash (used) provided by
    financing activities                  (5,104)      3,771    4,775


Effect of Exchange Rate Changes on Cash:      12          12       (9)

Increase (decrease) in cash                  213           6     (209)

Cash at beginning of year                     29          29       242


Cash at end of year                        $ 242       $  35     $  33




                   See Notes to Combined Financial Statements










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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

1. Description of Reporting Entity:
   Blaw-Knox Construction Equipment Group, hereinafter referred to as the Company or Blaw-Knox, includes the operations of Blaw-Knox Construction Equipment Corporation, Inc., a direct wholly-owned subsidiary of White Consolidated Industries, Inc. (WCI) located in Mattoon, Illinois and Blaw-Knox Construction Equipment Limited, an indirect wholly-owned United States (U.S.) branch operation of WCI, located in Rochester, United Kingdom. WCI is a wholly-owned subsidiary of Electrolux A.B. of Sweden (Electrolux) as a result of the stock acquisition of WCI by Electrolux in March 1986.

   The Company is engaged in the design, manufacture, and sale of asphalt paving equipment.

   On May 13, 1994, Clark Equipment Company completed the acquisition of the common stock of Blaw-Knox Construction Equipment Corporation, Inc. and certain assets and liabilities of Blaw-Knox Construction Equipment Limited. The combined purchase price was approximately $144 million, subject to an adjustment based upon the ending net equity of the acquired operations as of the closing date.

2. Summary of Significant Accounting Policies:
   Basis of Combination - The financial statements have been prepared in accordance with generally accepted accounting principles in the U.S.. All intercompany balances and transactions have been eliminated. All allocable costs of the business have been reflected in the combined financial statements of the Company.

   Quarterly Financial Data - The accompanying combined financial data as of March 31, 1994 and for the three months ended March 31, 1993 and March 31, 1994, are unaudited; however, in the opinion of the Company, this data reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position, results of operations and cash flows for the respective periods. Due to the seasonal nature of the Company's business, the results of operations for the three months ended March 31, 1993 and 1994 are not necessarily indicative of the results to be expected for a full year period.

   Accounting principles followed in preparing the financial statements are as follows:

   Currency Translation - The financial statements of operations outside of the United States are translated into U.S. dollar equivalents in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" (FAS No. 52).

   Foreign currency impacts included in "other expense (income), net" within the Statement of Operations are negligible.

   Revenue Recognition - The Company's policy is to recognize revenue at the time of shipment.
                                    - 8 -

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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

Cash and Cash Flows - The Company's cash balances are maintained at minimal levels in connection with WCI's consolidated treasury management. Cash flows from operating activities were reduced by cash paid for interest of $644,000 in 1993. Blaw-Knox's operations are included in the consolidated U.S. tax return of WCI and taxes payable are recorded as a component of the Parent company investment account. Furthermore, as a result of recent operating losses in the U.K., no income taxes have been paid relative to the U.K. operations.

Fair Value of Financial Instruments - The Company estimates the fair value of all financial instruments where the face value differs from the fair value based upon quoted amounts or the use of current rates available for similar financial instruments. As of December 31, 1993, the fair value of all financial instruments approximated the book values reflected within the financial statements.

Inventories - Domestic inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) method. Inventories owned by the U.K. branch are valued on the first-in, first-out (FIFO) method. Inventory valued on LIFO approximated 76% and 75% of total inventories at December 31, 1993 and March 31, 1994, respectively. Inventory balances consist of the following:
                                        Amounts in thousands
                                      December 31,    March 31,
                                         1993           1994
                                                    (unaudited)
Raw materials                          $  4,318      $  4,180
Work in process and finished goods       22,444        23,744
Valuation allowances                     (1,265)       (1,200)
Inventories at current                   25,497        26,724
Excess of current cost over LIFO cost    (3,791)       (3,791)

Total inventories                      $ 21,706      $ 22,933

Properties - Properties are carried at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments are capitalized. Properties are generally depreciated using the straight-line method of depreciation. Depreciable lives for major property captions range as follows:

Land improvements                        10-40 years
Machinery and equipment                   3-20 years
Buildings and improvements               10-40 years

In conjunction with the March 1986 acquisition of WCI by Electrolux, the Company's properties at that date were adjusted to their fair values in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" (APB No.16). The resulting increase in properties, as determined by WCI management, has been pushed down to the Company and is reflected in these financial statements.
                                     - 9 -
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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

   Properties at December 31, 1993 consist of the following:

                                    Amounts in thousands
                                        December 31,
                                           1993

   Land                                 $  1,421
   Land improvements                       3,286
   Buildings                               6,051
   Machinery and equipment                21,048

   Total                                  31,806
   Accumulated depreciation              (20,491)

   Property, plant and equipment, net   $ 11,315

   Goodwill - The goodwill reflected by the Company for all periods presented represents a push-down of a portion of the total goodwill related to the stock acquisition of WCI and its subsidiaries by Electrolux in March 1986. The goodwill pushed down to the Company, all of which was assigned to the U.S. operations, had an original value of $132.4 million. This allocation was determined by WCI management based upon the estimated fair value of the Company at the time of the acquisition, reduced by the net fair value of the other identifiable acquired assets and liabilities of the Company. Goodwill is being amortized on a straight-line basis over a period of 40 years. Goodwill at December 31, 1993, is net of accumulated amortization of $25.6 million.

   Costs and Expenses - Provisions are made currently for the estimated future costs that will be incurred under product warranties presently in force.

   For years prior to 1993, the cost of health care and life insurance postretirement benefit costs were charged against
   income in the year benefits were provided.   Effective
   January 1, 1993, the Company adopted the provisions of FAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." This Statement was adopted on an immediate recognition basis giving full effect to the net of tax Accumulated Postretirement Benefit Obligation (APBO) of $2.8 million at the time of adoption. The impact of this adoption has been reflected in the 1993 financial statements as a cumulative effect of a change in accounting principle. Upon adoption of this Statement, the costs of providing such benefits are accrued as earned. Annual expense represents a combination of the service and interest cost provisions of the annual accrual, the amortization of actuarial gains and losses and prior service cost, along with the actual benefits provided for active employees. The Company is self-insured with respect to health care and life insurance benefits, subject to a formula driven aggregate stop loss limitation which approximated $4 million in 1993.

   Income Taxes - The operations of the Company are included in the consolidated U.S. tax return of WCI. U.S. income taxes are determined on a separate entity basis and taxes payable are recorded as a component of the Parent company investment account. The U.K. operations are also taxed in the U.K., however, from a U.S. tax perspective credits are allowed for any income taxes paid in the U.K..
                                    - 10 -
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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

   The Company accounts for income taxes under FAS No. 109, "Accounting for Income Taxes", which requires use of the liability method to account for deferred income taxes. Under FAS No. 109, deferred taxes are provided on the temporary differences between the financial reporting and income tax bases of the Company's assets and liabilities using enacted tax rates expected to be in effect when the temporary differences reverse.

   New Pronouncements - In November 1992, the Financial Accounting Standards Board issued FAS No. 112, "Employers' Accounting for Postemployment Benefits". This pronouncement established accounting and reporting for the estimated cost of benefits provided by an employer to former or inactive employees after employment but before retirement. Generally, the Company has accounted for such benefits on an accrual basis. The Company was required to adopt the provisions of FAS No. 112 in the first quarter of 1994. The impact of adoption did not materially effect the Company's financial position or results of operations.

3. Accrued Liabilities:

   Accounts payable and accrued liabilities at December 31, 1993, include the following:

                                  Amounts in thousands
                                      December 31,
                                         1993

   Trade payables                      $ 4,444
   Accrued compensation                  1,583
   Product warranty accruals             1,002
   Self-insurance accruals                 912
   Other                                   858


   Total                               $ 8,799



4. Supplementary Information:

   Following is a summary of supplementary information:

                                  Amounts in thousands
                                       December 31,
                                         1993

   Maintenance and repairs             $ 2,135
   Rents                                   211
   Research and development costs          906
   Advertising                           1,207














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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

5. Income Taxes:

   Following is a segregation of U.S. and foreign pre-tax income
   (loss):

                                    Amounts in thousands
                                        December 31,
                                           1993

   United States                       $  13,724
   Foreign                                (2,975)


   Total                               $  10,749



   Following is a summary of the elements of the provision for income taxes for the year ended December 31, 1993:

                                    Amounts in thousands
                                        December 31,
                                           1993

   Current income taxes:
   U.S. Federal                        $   5,329
   State                                   1,180

   Total current                           6,509

   Prepaid income taxes:
   U.S. Federal                             (871)
   State                                    (193)

                                          (1,064)


   Total tax provision                  $  5,445


   In regards to the Company's foreign operations, such operations are operated as a U.S.. branch and are fully taxable in the U.S. As such, the losses generated by the Company's foreign operations in recent years are available and have been used to offset earnings in the U.S.. In periods of future profitability, foreign taxes will also be assessed in the U.K., subject to available operating loss carryforwards, with offsetting credits available in the U.S. to the degree foreign taxes are paid.

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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

   A summary of the temporary differences comprising deferred income tax assets as of December 31, 1993 is as follows:

                                         Amounts in thousands
                                            December 31,
                                               1993

   Deferred tax liabilities:
   Fixed assets                             $    891
   Inventories                                   274
   Other                                         299

   Gross deferred tax liabilities              1,464

   Deferred tax assets:
   Postretirement benefits                    (1,692)
   Pensions                                     (901)
   Other employee benefit accruals              (329)
   Self-insurance accruals                      (373)
   Product warranty accruals                    (411)
   Other accruals                               (667)


   Gross deferred tax assets                  (4,373)

   Net deferred tax assets                  $ (2,909)


   A reconciliation of the net effective tax rate to the U.S.
   statutory federal income tax rate for the year ended December
   31, 1993 is as follows:

                                                1993

   U.S. Federal statutory tax rate              34.0%

   Increase in rate resulting from:
   Non-deductible goodwill amortization         10.5
   State taxes                                   6.1
   Other-net                                     0.1

   Net effective tax rate                       50.7%


6. Debt Obligations:

   As a normal part of its business, the U.K. operation routinely enters into note and other financing arrangements with U.K. banks to satisfy working capital and operating needs. The outstanding borrowings reflected at December 31, 1993 relate to a bank overdraft facility with Barclays Bank plc (Barclays) under which the U.K. may borrow up to ten million Pounds (approximately $14.8 million at the December 31, 1993 exchange rate). The borrowings are fully guaranteed by Electrolux and are subject to interest at a rate of 2% over Barclays borrowing rate ("base rate"). This favorable rate is influenced by the guarantee of Electrolux.

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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

7. Pension Benefits:

   In the U.S., the Company has a non-contributory defined benefit pension plan covering all employees who are covered under the Basic Union Agreement between the Company and the United Auto Workers of America Union, Local 916 (Hourly Plan). The Hourly Plan provides monthly benefits to retirees based upon a flat rate and years of service provisions. Normal retirement is age 65, with early retirement options available beginning at age 60 with ten years of credited service.

   The components of U.S. pension expense for the Hourly Plan, in accordance with the provisions of FAS No. 87, are as follows for the year ended December 31, 1993:

                                      Amounts in thousands
                                          December 31,
                                             1993

   Service cost                            $  151
   Interest cost                              531
   Actual return on plan assets              (665)
   Net amortization and deferrals             289

   Net periodic pension expense            $  306


   The following table reconciles the funded status of the Company's Hourly Plan to the liabilities recognized for such plan, along with the Company's U.K. pension plan, as reflected on the balance sheet as of December 31, 1993:

                                      Amounts in thousands
                                           December 31,
                                             1993

   Accumulated vested benefit obligation,
   including non-vested benefit
   obligations of $411,000                 $ 7,222

   Projected benefit obligation              7,222
   Plan assets at fair value                (5,482)
   Unrecognized prior service cost            (437)
   Unrecognized net loss from past experience
    different from that assumed             (1,076)
   Adjustment to recognize
    minimum liability                        1,513

   Accrued pension liability - U.S.          1,740
   Accrued pension liability - U.K.            895

   Total                                   $ 2,635

   The discount rate used to determine the projected benefit obligation of the Hourly Plan as of December 31, 1993 was 7.6%. The average expected rate of return on plan assets for the plan was 9.5%.

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BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

   The Company's non-bargaining U.S. employees participate in a WCI sponsored non-contributory defined benefit pension plan (Salaried Plan). The Salaried Plan provides retirees with monthly benefits determined based upon years of credited service and final average compensation. Normal retirement is age 65, with various early retirement options available. For purposes of these financial statements, the Salaried Plan is being accounted for as a multi-employer plan consistent with the guidance in FAS No. 87. Annual pension expense incurred by the Company relative to this plan for the year ended December 31, 1993 was $244,000. The non-bargaining U.S. employees also participate in a WCI sponsored defined contribution 401(k) plan. Expense related to this plan was $127,000 for the year ended December 31, 1993.

   The Company's U.K. employees are covered by a contributory defined benefit pension plan. Annual pension expense related to the plan approximated $211,000 for the year ended December
   31, 1993. This plan is not required to report to governmental agencies pursuant to ERISA, and does not otherwise determine the actuarial value of accumulated benefits or net assets available for benefits.

8. Postretirement Health Care and Life Insurance Benefits

   The Company provides certain health care and life insurance benefits for retired hourly employees covered under the Basic Union Agreement between the Company and the United Auto Workers of America Union, Local 916 (Hourly Plan). The coverage is provided on a non-contributory basis for retirees age 65 and older, with Company contributions subject to an annual cap for employees retiring prior to 1993. The annual cap is not applicable to employees who retired in 1993.

   Prior to January 1, 1993, the postretirement benefit costs of this plan were charged to expense in the year benefits were provided. Effective January 1, 1993, the Company changed its method of accounting for such benefits and adopted the provisions of FAS No. 106. In adopting this Statement, the Company recorded the entire amount of the APBO of $3.7 million as a cumulative effect of a change in accounting principle. The APBO represents the present value of estimated future benefits payable to current and future retirees of the Company under the plan. A deferred tax asset was recognized with respect to the APBO in the amount of $1.5 million at the time of adoption reducing the cumulative effect of the accounting change for the Hourly Plan to $2.2 million.

   The Company does not fund its postretirement benefit plan. The following table presents a reconciliation of the APBO to the liability for such costs recognized in the Company's balance sheet as of December 31, 1993, for the Hourly Plan:

                                         Amounts in thousands
                                              December 31,
                                                  1993

   Accumulated postretirement benefit obligation:
     Retirees                                 $  2,508
     Fully eligible participants                   710
     Other active participants                   1,039

     Total APBO                                  4,257

   Unrecognized net loss                          (129)


   Accrued postretirement benefit cost        $  4,128


BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

   In measuring the projected APBO as of December 31, 1993, medical inflation trend rates were assumed to be initially 9.5%, trending downward to 5.5% by 2002. The weighted average discount rate used in the valuation was 7.6%. If the health care cost trend were to be increased by 1%, the APBO would increase by approximately $410,000 and the annual postretirement benefit expense would increase by approximately $68,000.

   Net periodic postretirement benefit expense for the year ended December 31, 1993, was comprised of the following components:
                                           Amounts in thousands
                                               December 31,
                                                   1993
   Service cost                                   $ 166
   Interest cost on APBO                            309

   Net periodic postretirement benefit expense    $ 475



   The Company's non-bargaining U.S. employees participate in a WCI sponsored postretirement benefit plan (Salaried Plan). Coverage for salaried retirees is provided on a contributory basis with the Company picking up all amounts in excess of the contributions for retirees prior to April 1987. For retirees after April 1987, Company contributions are limited to a percentage of the total cost of the plan and/or annual caps, with retirees being fully responsible for any additional costs of coverage. The accounting for this WCI sponsored plan is similar to that of the Hourly Plan above in that prior to 1993 the costs associated with the Salaried Plan were accounted for in the year in which benefits were provided. The provisions of FAS No. 106 were adopted effective January 1, 1993.

   For purposes of these financial statements, the Salaried Plan is being accounted for as a multi-employer plan consistent with the guidance in FAS No. 106. In adopting this Statement effective January 1, 1993, the Company recorded the entire amount of the APBO of $914,000, net of a deferred tax benefit of $366,000, as a cumulative effect of a change in accounting principle. Annual postretirement benefit expense incurred by the Company relative to this plan for the year ended December 31, 1993 was $185,000.

9. Business Segment Information:

   The Company operates in one industry segment. It's business is the design, manufacture and sale of asphalt paving equipment.

BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

   From a geographic perspective, all products are sourced from either the U.S. or U.K.. A breakdown of the Company's sales, operating income and identifiable assets by geographic segment is as follows:

                                   Amounts in thousands
                                       December 31,
                                          1993
   Sales:
   U.S.                                $ 74,372
   U.K.                                  15,089
   Eliminations                          (1,467)

   Total net sales                     $ 87,994

   Operating income (loss):
   U.S.                                $ 13,752
   U.K.                                  (2,168)

   Total operating income              $ 11,584

   Identifiable assets:
   U.S.                                $152,629
   U.K.                                  12,323
   Eliminations                            (192)

   Total identifiable assets           $164,760

   There was no single dealer or customer from which at least 10% of total revenue was derived during 1993. Export sales of U.S. manufactured products and parts sold to customers and dealers located outside the U.S. were $7.9 million in 1993. Sales to the U.S. government were insignificant in 1993.

10. Concentration of Credit Risk:

    Substantially all of the Company's sales and receivables are to Company authorized dealers throughout the world. To help the Company ensure it collects on its accounts receivable, the Company perfects a security interest in and generally finances all machinery sold to its dealers. Dealers are required to remit payment within 30 days of selling the equipment to the retail customer, regardless of whether the invoice is due under the original terms of sale. Additionally, for sales of equipment to dealers and customers outside the U.S. and U.K., letters of credit are generally obtained.

11. Parent Company Investment:

    Parent company investment, as presented on the balance sheet, represents the net of WCI's contributed capital, the retained earnings of the Company and net advances made between the Company and WCI. A reconciliation of such investment as of December 31, 1993, is as follows:

BLAW-KNOX CONSTRUCTION EQUIPMENT GROUP
(a business unit of White Consolidated Industries, Inc.)
NOTES TO COMBINED FINANCIAL STATEMENTS

                                            Amounts in thousands
                                          December 31,    March 31,
                                              1993          1994
                                                         (unaudited)
Parent company investment -
    beginning of year                      $ 138,981      $ 137,398
    Net income                                 2,512          2,729
    Change in outstanding advances
        to Parent company                     (4,278)         4,358
    Effect of exchange rates                    (365)         2,205
    Adoption of FAS No. 106 Salaried Plan        548

Parent company investment - end of year    $ 137,398      $ 146,690


    No interest is included in these financial statements relative to the advances to and from WCI as reflected in Parent company investment.

12. Contingencies:

    The Company is self-insured with respect to workers' compensation claims, subject to a per occurrence stop loss limit of $500,000 for all policy years except 1988 in which the limitation was $1 million per occurrence. As of December 31, 1993, there were 83 outstanding workers' compensation claims with recorded accruals of $289,000. It is the Company's policy to estimate and accrue losses for known and incurred but not reported workers' compensation claims.

    The Company has been named as a defendant in various product liability claims. At December 31, 1993, there was one such claim outstanding for which the Company had recorded an accrual of $185,000. This accrual relates only to accidents occurring prior to April 1, 1987. The Company was self-insured during this period, subject to per occurrence and aggregate stop loss limitations. For periods subsequent to April 1, 1987, the Company is fully insured through a captive insurance subsidiary of WCI under which the Company incurred insurance premiums of $344,000 in 1993.
    The Company is also subject to various legal proceedings in the normal conduct of its business. In the opinion of management, adequate provision for such matters has been made through either insurance coverage or accruals, or the ultimate costs will not materially affect the combined financial position and results of operations of the Company.

CLARK EQUIPMENT COMPANY
PRO-FORMA BALANCE SHEET
MARCH 31, 1994
(In Millions)
                                                       Blaw-Knox
                                      Clark as       Assets Acquired
                                      Reported       and Liabilities   Pro-forma Adjustments
Current Assets:                          (A)            Assumed         Debit        Credit       Adjusted
Cash and equivalents                     $342.7         $   -          $   -         $144.3 (1)      $198.4
Accounts and notes receivable              86.4             29.6           -            -             116.0
Inventories                                80.2             22.9           3.8 (5)      -             106.9
Investment in discontinued operations       6.5             -              -            -               6.5
Deferred tax assets - net                  27.9              1.2           0.4 (8)      0.6 (2)        28.9
Other current assets                        4.7              0.7           -            0.1 (2)         5.3
     Total Current Assets                 548.4             54.4           4.2        145.0           462.0

Investment and advances - associated
   companies                              135.2             -            144.3 (1)    144.3 (4)       135.2
Deferred tax assets - net                 101.0              2.0           1.2 (8)      -             104.2
Property, plant and equipment - net       161.9             11.1           2.5 (6)      0.1 (2)       175.4
Assets held for sale                        8.7             -              -            -               8.7
Goodwill                                   68.8            105.9          92.9 (4)    105.9 (3)       160.8
                                              -             -              4.8 (7)      3.8 (5)
                                              -             -              0.6 (8)      2.5 (6)
Other assets                               41.8              1.1           -            -              42.9
     Total Assets                      $1,065.8           $174.5        $250.5       $401.6        $1,089.2

Current Liabilities:
Notes payable                             $27.7            $10.1         $10.1 (2)  $   -              27.7
Accounts payable and accruals             134.7             10.2           1.4 (2)      1.8 (7)       145.3
Other current liabilities                  31.8             -              -            1.5 (8)        33.3
Current portion of long-term debt           9.8             -              -            -               9.8
     Total Current Liabilities            204.0             20.3          11.5          3.3           216.1

Long-term borrowings                      204.6             -              -            -             204.6
Other non-current liabilities              92.9              3.5           -            3.0 (7)       100.1
                                                                                        0.7 (8)
Accrued postretirement benefits           234.7              4.1           -            -             238.8
     Total Liabilities                    736.2             27.9          11.5          7.0           759.6

Stockholder's Equity:
Capital stock                             323.7            146.6         105.9 (3)     10.7 (2)       323.7
                                                                          51.4 (4)
Retained earnings                         151.2                                                       151.2
Cumulative translation account            (64.5)                                                      (64.5)
Treasury stock                            (49.5)                                                      (49.5)
LESOP shares                              (31.3)                                                      (31.3)
     Total Stockholder's Equity           329.6            146.6         157.3         10.7           329.6

     Total Liabilities and Equity      $1,065.8           $174.5        $168.8        $17.7        $1,089.2

(A) Clark's balance sheet "as reported" reflects the pro-forma adjustments resulting from the sale of Clark Automotive Products Corporation which was completed on May 13, 1994.
    This pro-forma balance sheet is included in a Form 8-K filed on May 13, 1994.



Explanation of pro-forma adjustments

(1)  Adjustment reflects estimated purchase price of Blaw-Knox.

(2)  Adjustment to eliminate assets not acquired and liabilities not assumed.

(3)  Adjustment eliminates the historic basis Blaw-Knox goodwill.

(4)  Adjustment eliminates Clark's investment in Blaw-Knox.

(5)  Adjustment to write-up inventory to current value.

(6)  Adjustment to reflect revaluation of fixed assets.

(7) Adjustment to reflect reserves for acquisition costs and expected restructuring of manufacturing operations.

(8)  Adjustment to reflect tax impacts of the above adjustments.
























































CLARK EQUIPMENT COMPANY
PRO-FORMA INCOME STATEMENT
YEAR ENDED DECEMBER 31, 1993
(In millions, except earnings per share)
                                       Clark                                           Pro-forma
                                    as Reported     Blaw-Knox  Pro-forma Adjustments     Income
                                        (A)         Historic     Debit      Credit     Statement
Net sales                                $692.0         $88.0  $       -   $       -      $780.0

Operating Costs and Expenses:
Cost of goods sold                        555.0          61.2       0.1 (3)       -        616.3
Selling, general and administrative
   expenses                               102.7          11.9         -           -        114.6
Goodwill amortization                       2.1           3.3       2.4 (2)     3.3 (1)      4.5
     Total Costs and Expenses             659.8          76.4       2.5         3.3        735.4

Operating income                           32.2          11.6       2.5         3.3         44.6


Other Income and Expense:
Other income (expense) - net               15.0          (0.1)      3.6 (5)       -         11.3
Interest expense                          (21.4)         (0.7)        -         0.7 (4)    (21.4)
Pre-tax income from
   consolidated operations                 25.8          10.8       6.1         4.0         34.5

Provision for income taxes                  4.2           5.5         -         0.1 (6)      9.6

Income from consolidated operations        21.6           5.3       6.1         4.1         24.9

Equity income in net income of
   associated companies                     7.8             -         -           -          7.8

Income from Continuing Operations         $29.4          $5.3      $6.1        $4.1        $32.7


Income per share                          $1.69                                            $1.88


Average number of shares                 17.421                                           17.421

(A)  Represents Clark financial statements adjusted to reflect the sale of Clark Automotive Products Corporation on May 13, 1994.  These financial statements have been included in a Form 8-K filed on May 27, 1994.

Description of pro-forma adjustments

(1)  Represents the reversal of goodwill amortization included in the historic financial statements.

(2)  Represents amortization of goodwill resulting from Clark's acquisition of Blaw-Knox.
       This is being amortized on a straight line basis over a forty year period.

(3)  Represents additional depreciation resulting from the write-up of fixed assets to estimated fair market value.

(4)  Represents reversal of interest expense in the historic accounts of Blaw-Knox.

(5)  Represents lost interest income as a result of use of cash to purchase Blaw-Knox.

(6)  Represents tax impacts related to above adjustments.

CLARK EQUIPMENT COMPANY
PRO-FORMA INCOME STATEMENT
QUARTER ENDED MARCH 31, 1994
(In millions, except earnings per share)
                                                                                       Pro-forma
                                       Clark        Blaw-Knox  Pro-forma Adjustments     Income
                                    as Reported     Historic     Debit      Credit     Statement
Net sales                                $205.1         $26.3  $       -   $       -      $231.4

Operating Costs and Expenses:
Cost of goods sold                        161.6          17.2         -           -        178.8
Selling, general and administrative
   expenses                                25.5           3.2         -           -         28.7
Goodwill amortization                       0.5           0.8       0.6 (2)     0.8 (1)      1.1
     Total Costs and Expenses             187.6          21.2       0.6         0.8        208.6

Operating income                           17.5           5.1       0.6         0.8         22.8


Other Income and Expense:
Other income - net                          7.1             -       1.0 (4)       -          6.1
Interest expense                           (5.6)         (0.2)        -         0.2 (3)     (5.6)
Pre-tax income from
   consolidated operations                 19.0           4.9       1.6         1.0         23.3

Provision for income taxes                  6.7           2.2         -         0.1 (5)      8.8

Income from consolidated operations        12.3           2.7       1.6         1.1         14.5

Equity income in net income of
   associated companies                    13.2             -         -           -         13.2

Income from Continuing Operations         $25.5          $2.7      $1.6        $1.1        $27.7


Income per share                          $1.46                                            $1.58


Average number of shares                 17.449                                           17.449

Description of pro-forma adjustments

(1)  Represents the reversal of goodwill amortization included in the historic financial statements.

(2)  Represents amortization of goodwill resulting from Clark's acquisition of Blaw-Knox.
       This is being amortized on a straight line basis over a forty year period.

(3)  Represents reversal of interest expense in the historic accounts of Blaw-Knox.

(4)  Represents lost interest income as a result of use of cash to purchase Blaw-Knox.

(5)  Represents tax impacts related to above adjustments.


                            EXHIBIT LIST AND INDEX



                                                  Filed Herewith Unless
Exhibit        Description                        Otherwise Indicated

 (23)          Consent of Price Waterhouse             Page 24

                                                       Exhibit (23)



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Clark Equipment Company Registration Statements on Form S-3 (No. 33-60062) and Form S-8 (Nos. 33-44275, 33-36188, 33-28226, 33-13081, 2-99369, 2-77136,
2-67529, 2-61096, 2-53948, 2-39610, 2-24730, 2-17758 and 2-16146)
of our report dated July 12, 1994 relating to the combined financial statements of the Blaw-Knox Construction Equipment Group, which appears in the Current Report on Form 8-KA of Clark Equipment Company dated July 27, 1994.



/s/ Price Waterhouse

Price Waterhouse
South Bend, Indiana
July 27, 1994